                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                (Amendment No. )


Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
  [ ]    Preliminary proxy statement.
  [ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
  [X]    Definitive proxy statement.
  [ ]    Definitive additional materials.
  [ ]    Soliciting material under Rule 14a-12.

                              WILLBROS GROUP, INC.
                             ----------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
  [X]    No fee required.
  [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1)  Title of each class of securities to which transaction applies:

              -----------------------------------------------------------------

         (2)  Aggregate number of securities to which transaction applies:

              -----------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

              -----------------------------------------------------------------

         (4)  Proposed maximum aggregate value of transaction:
                                                              -----------------

         (5)  Total fee paid:
                              -------------------------------------------------

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:
                                          -------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                                                                ---------------

         (3)      Filing Party:
                                -----------------------------------------------

         (4)      Date Filed:
                              -------------------------------------------------

[LOGO]                         WILLBROS GROUP, INC.
                               PLAZA 2000 BUILDING
                             50TH STREET, 8TH FLOOR
                                  APARTADO 6307
                          PANAMA 5, REPUBLIC OF PANAMA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2003

To the Stockholders of WILLBROS GROUP, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Willbros Group, Inc., a Republic of Panama corporation (the "Company"), will be held at the Hotel Marriott Panama, Calle 52 y Ricardo Arias, Panama City, Panama, on Thursday, May 15, 2003, at 9:00 a.m., local time, for the following purposes:

         1. To elect two directors of the Company to Class I for three-year terms;

         2. To consider and act upon a proposal to ratify the appointment of KPMG LLP as the independent auditors of the Company for 2003; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 21, 2003, as the record date for the meeting, and only holders of the Company's Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof.

                                        By Order of the Board of Directors,



                                        Dennis G. Berryhill
                                        Secretary

Panama City, Panama
April 9, 2003


         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

[LOGO]                         WILLBROS GROUP, INC.
                               PLAZA 2000 BUILDING
                             50TH STREET, 8TH FLOOR
                                  APARTADO 6307
                          PANAMA 5, REPUBLIC OF PANAMA

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 15, 2003


                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Willbros Group, Inc., a Republic of Panama corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 15, 2003, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first sent on or about April 9, 2003, to stockholders of record on March 21, 2003.

         If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (a) the election of all of the nominees for directors listed below, and (b) the ratification of the appointment of the independent auditors. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

         The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy, will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                          STOCKHOLDERS ENTITLED TO VOTE

         Stockholders of record at the close of business on March 21, 2003, will be entitled to vote at the Annual Meeting. As of March 21, 2003, there were issued and outstanding 20,633,903 shares of Common Stock, par value $.05 per share of the Company (the "Common Stock"). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. A broker non-vote will have no effect on the outcome of the election of directors or the ratification of the appointment of the independent auditors.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         The Restated Articles of Incorporation of the Company (the "Charter") provides that the Board of Directors of the Company (the "Board of Directors") shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at nine. The Board of Directors is divided into three approximately equal classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the current Class I directors will expire at the Annual Meeting. The terms of the current Class II directors and the current Class III directors will expire at the annual meetings of stockholders to be held in 2004 and 2005, respectively.

         In accordance with the recommendation of the Nominating Committee, the Board of Directors has nominated Peter A. Leidel and James B. Taylor, Jr. for election as Class I directors. Messrs. Leidel and Taylor, who currently serve as Class I directors and whose terms expire at the Annual Meeting, are standing for re-election as Class I directors for terms expiring at the annual meeting of stockholders in 2006. One Board position in Class I is currently vacant. The Charter provides that any Board vacancies may be filled by affirmative vote of a majority of the remaining directors. The Nominating Committee and the Board of Directors have not yet identified anyone to fill the vacancy. Accordingly, the accompanying proxy solicits your vote for only two directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Leidel and Taylor. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Nominating Committee may recommend and the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

         Larry J. Bump retired as Chief Executive Officer of the Company on May 30, 2002, and the Board of Directors elected Michael F. Curran as his successor as Chief Executive Officer. Mr. Bump was re-elected as a director at the Annual Meeting of Stockholders in 2002 and continues to serve as Chairman of the Board of Directors.

         The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote "FOR" each of the following nominees for directors.

NOMINEES FOR DIRECTORS

                                     CLASS I
                             (TERM EXPIRES MAY 2006)

         PETER A. LEIDEL, age 46, was elected to the Board of Directors in 1992. Since September 1997, Mr. Leidel has been a founder and partner in Yorktown Partners, L.L.C., an investment management company. From 1983 to September 1997, he was employed by Dillon, Read & Co., Inc., an investment banking firm, serving most recently as a Senior Vice President. He also serves as a Director of Cornell Companies, Inc. and Carbon Energy Corporation.

         JAMES B. TAYLOR, JR., age 64, was elected to the Board of Directors in February 1999. Mr. Taylor is currently a Director of TMBR Sharp Drilling, Inc. Mr. Taylor co-founded Solana Petroleum Corp., a Canadian-based public oil and gas exploration and production company, in 1997 and served as Chairman of its Board of Directors until December 2000. From 1996 to 1998, he was a Director and consultant for Arakis Energy, a Canadian public company with operations in North America and the Middle East. Prior to that time, he served for 28 years for Occidental Petroleum Corporation in various worldwide exploration and operations management positions before retiring in 1996 as Executive Vice President.

         One Board position in Class I is currently vacant.

DIRECTORS CONTINUING IN OFFICE

                                    CLASS II

                             (TERM EXPIRES MAY 2004)

         MICHAEL J. PINK, age 65, was elected to the Board of Directors in 1996. Mr. Pink has been a consultant to oil and gas industry investors since January 1997. He served as First Vice President of Sidanco, a major Russian integrated oil company, from August 1997 to March 1998. From May 1994 through December 1996, Mr. Pink served as Group Managing Director of Enterprise Oil plc, an independent oil exploration and production company. Prior to that time, Mr. Pink was employed for 30 years with the Royal Dutch/Shell Group at various locations in Europe, the United States, Africa, and the Middle East. He also serves as a Director of ROXAR ASA, a Norwegian oil and gas technology company.

         JOHN H. WILLIAMS, age 84, was elected to the Board of Directors in 1996. Prior to his retirement at the end of 1978, Mr. Williams was Chairman of the Board and Chief Executive Officer of The Williams Companies, Inc. He also serves as a Director for Apco Argentina, Inc. and Unit Corporation, and is an honorary member of the Board of Directors of The Williams Companies, Inc.

         RODNEY B. MITCHELL, age 67, was elected to the Board of Directors in July 2001. Mr. Mitchell has over 30 years of experience in the investment management business. He is President and Chief Executive Officer of The Mitchell Group, Inc., an investment advisory firm he founded in 1989. Previously, Mr. Mitchell was President and Chief Executive Officer of Talassi Management Company, another investment advisory organization he formed in 1970.

                                    CLASS III

                             (TERM EXPIRES MAY 2005)

         LARRY J. BUMP, age 63, joined Willbros in 1977 as President and Chief Operating Officer and was elected to the Board of Directors. Mr. Bump served as Chief Executive Officer from 1980 until his retirement from the Company in May 2002. He was elected Chairman of the Board of Directors in 1981 and continues to serve in that capacity. His 43 year career includes significant U.S. and international pipeline construction management experience. Prior to joining Willbros, he managed major international projects in North Africa and the Middle East, and was Chief Executive Officer of a major international pipeline construction company. Mr. Bump served two terms as President of the International Pipeline & Offshore Contractors Association. He also serves as a Director of 3TEC Energy Corporation and EMCOR Group, Inc.

         GUY E. WALDVOGEL, age 66, was elected to the Board of Directors in 1990. Mr. Waldvogel retired in 2001 from Heerema Holding Construction, Inc., a major marine engineering, fabrication and installation contractor, where he had served as Director and Chief Financial Officer for more than 10 years. Previously he was Senior Executive Vice President of Societe Generale de Surveillance, a leading international cargo inspection firm. Mr. Waldvogel also serves as a Director for Bank Julius Baer Holding, AG.

         MICHAEL F. CURRAN, age 62, joined Willbros in March 2000 as a Director, Vice Chairman of the Board of Directors, President and Chief Operating Officer. Mr. Curran was named Chief Executive Officer in May 2002. He served from 1972 to 2000 as Chairman of the Board of Directors and Chief Executive Officer of Michael Curran & Associates, a mainline pipeline construction company in North America and West Africa, prior to joining Willbros. Mr. Curran has over 41 years of diversified experience in pipeline construction around the world, including 32 years as President and Chief Executive Officer of various domestic and international pipeline construction firms. Mr. Curran also served as President of the Pipe Line Contractors Association.

COMPENSATION OF DIRECTORS

         Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors currently receive an annual retainer of $30,000 plus a fee of $1,500 per meeting for attending meetings of the Board of Directors. Non-employee directors also receive fees for attending meetings of committees of the Board of Directors as follows: chairman of the committee receives $2,500 per meeting and the other members of the committee receive $1,500 per meeting. Non-employee directors automatically receive non-qualified stock options under the Willbros Group, Inc.

Director Stock Plan (the "Director Stock Plan"). Under the Director Stock Plan, an initial option to purchase 5,000 shares of Common Stock is granted to each new non-employee director on the date such director is elected or appointed to the Board of Directors. Each non-employee director also receives annually an option to purchase 5,000 shares of Common Stock on the annual anniversary of the date on which such director received an initial option and on each succeeding annual anniversary of such date during the period of such director's incumbency. On May 30, 2002, the stockholders approved an amendment to the Director Stock Plan at the annual meeting increasing the annual stock option grant from 1,000 shares of Common Stock to 5,000 shares of Common Stock. The option exercise price of each option granted under the Director Stock Plan is equal to the fair market value of the Common Stock on the date of grant. A total of 225,000 shares of Common Stock is available for issuance under the Director Stock Plan. During fiscal 2002, Mr. Taylor was granted an option to purchase 1,000 shares of Common Stock at an exercise price of $14.80 per share, Mr. Mitchell was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $15.00 per share, Messrs. Leidel and Waldvogel were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $13.65 per share, and Messrs. Pink and Williams were each granted an option to purchase 5,000 shares of Common Stock at an exercise price of $7.26 per share. No options have been exercised under the Director Stock Plan. All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

         During 2002, Mr. Bump waived any right to receive an initial option grant under the Director Stock Plan upon becoming a non-employee director. The Company also paid Mr. Bump $70,000 during 2002 for consulting services consisting of advice and assistance rendered in connection with its business activities.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 2002, the Board of Directors held five meetings. Each director was present at 75% or more of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served during 2002. In addition, the Board of Directors took action six times during 2002 by unanimous written consent. The Board of Directors has a standing Executive Committee, Audit Committee, Nominating Committee and Compensation Committee.

         During 2002, the Executive Committee was composed of Messrs. Curran (Chairman), Bump and Williams. The Executive Committee is authorized to act for the Board of Directors in the management of the business and affairs of the Company, except with respect to a limited number of matters which include changing the size of the Board of Directors, filling vacancies on the Board of Directors, amending the By-laws of the Company, disposing of all or substantially all of the assets of the Company and recommending to the stockholders of the Company an amendment to the Articles of Incorporation of the Company or a merger or consolidation involving the Company. The Executive Committee did not meet during 2002.

         The Audit Committee was composed of Messrs. Leidel (Chairman), Taylor and Waldvogel until May 30, 2002. Since then, the Audit Committee has been composed of Messrs. Leidel (Chairman), Mitchell, Taylor, and Waldvogel. Each of these individuals qualifies as an "independent" director under the current listing standards of the New York Stock Exchange. The Audit Committee has adopted a written charter. The Audit Committee recommends to the full Board of Directors the firm to be appointed each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has the responsibility to (a) review the scope and results of the audit with the independent auditors, (b) review with management and the independent auditors the Company's interim and year-end financial condition and results of operations, (c) consider the adequacy of the internal accounting, bookkeeping and other control procedures of the Company, and (d) review any non-audit services and special engagements to be performed by the independent auditors and consider the effect of such performance on the auditors' independence. The Audit Committee has considered whether the provision of the services by KPMG LLP as described in this Proxy Statement under the caption "All Other Fees" under Proposal Two below is compatible with maintaining the independence of KPMG. The Audit Committee also generally reviews the terms of material transactions and arrangements, if any, between the Company and its directors, officers and affiliates. The Audit Committee held four meetings during 2002.

         The Nominating Committee was composed of Messrs. Williams (Chairman) and Pink until May 30, 2002. Since then, the Nominating Committee has been composed of Messrs. Williams (Chairman), Bump and Leidel, each of whom is a non-employee director of the Company. The Nominating Committee is responsible for recommending candidates to fill vacancies on the Board of Directors as such vacancies occur, as well as the slate of nominees for election as directors by stockholders at each annual meeting of stockholders. Additionally, the Nominating Committee makes recommendations to the Board of Directors regarding changes in the size of the Board of Directors. Qualifications considered by the Nominating Committee for director candidates include an attained position of leadership in the candidate's field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company's lines of business and the ability to serve the interests of all stockholders. The Nominating Committee will consider director candidates submitted to it by other directors, employees and stockholders. The Company's Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee's written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company expects that the annual meeting of stockholders to be held each year will be during the latter part of April or the early part of May. The Nominating Committee held one meeting during 2002.

         During 2002, the Compensation Committee was composed of Messrs. Waldvogel (Chairman), Mitchell, Taylor and Williams until May 30, 2002. Since then, the Compensation Committee has been composed of Messrs. Taylor (Chairman), Mitchell and Pink. The Compensation Committee reviews and takes final action for and on behalf of the Board of Directors with respect to compensation, bonus, incentive and benefit provisions for the officers of the Company and its subsidiaries. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Compensation Committee. The Compensation Committee held three meetings during 2002.

         The Stock Plan Committee administers the Willbros Group, Inc. 1996 Stock Plan. During 2002, the Stock Plan Committee was composed of Messrs. Waldvogel (Chairman), Mitchell, Taylor and Williams until May 30, 2002. From May 30, 2002 until September 5, 2002, the Stock Plan Committee was composed of Messrs. Taylor (Chairman), Mitchell and Pink. Effective September 5, 2002, the Board of Directors merged the Stock Plan Committee with the Compensation Committee, resulting in a single committee named the Compensation Committee. There were no Committee membership changes as a result of merging these two committees since the same directors served on both the Stock Plan Committee and the Compensation Committee. The Stock Plan Committee held two meetings during 2002.

                                  PROPOSAL TWO

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003. KPMG has been the independent auditors of Willbros since 1987. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of KPMG as the Company's independent auditors. If the stockholders do not ratify the appointment of KPMG, the Board of Directors will reconsider the appointment.

         The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" the ratification of KPMG as the Company's independent auditors for 2003.

         A representative of KPMG will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by KPMG for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $355,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not engage KPMG for professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

ALL OTHER FEES

         The aggregate fees billed by KPMG for services rendered to the Company, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2002, were approximately $259,000. These fees were audit-related fees and consisted principally of audits of financial statements of certain employee benefit plans, review of registration statements, issuance of consents, and income tax and acquisition advisory services.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2003 by (a) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed in the table, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                                                                  SHARES
                                                                               BENEFICIALLY           PERCENTAGE
NAME OF OWNER OR IDENTITY OF GROUP                                                 OWNED             OF CLASS (1)
----------------------------------                                                 -----             ------------
Wellington Management Company, LLP......................................        2,635,200 (2)            12.8
Heartland Advisors, Inc.................................................        1,195,500 (3)             5.8
FMR Corp................................................................        1,171,000 (4)             5.7
Michael F. Curran.......................................................          582,130 (5)             2.8
Larry J. Bump...........................................................          566,694 (6)             2.7
James R. Beasley........................................................          201,500 (7)              *
John K. Allcorn.........................................................          194,894 (8)              *
Warren L. Williams......................................................          103,740 (9)              *
James K. Tillery........................................................           86,625(10)              *
Peter A. Leidel.........................................................           52,872(11)              *
John H. Williams........................................................           30,000(12)              *
Guy E. Waldvogel........................................................           24,000(13)              *
Michael J. Pink.........................................................           15,000(14)              *
Rodney B. Mitchell......................................................           10,000(15)              *
James B. Taylor, Jr.....................................................            9,000(16)              *
All executive officers and directors as a group (13 people)...........          1,880,754(17)             8.8

--------------
* Less than 1%

(1) Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within 60 days of March 1, 2003, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2) Information is as of December 31, 2002, and is based on the Schedule 13G dated February 14, 2003, which was filed by Wellington Management Company, LLP ("Wellington"). The address for Wellington is 75 State Street, Boston, Massachusetts 02109. Wellington is an investment advisor and the shares shown are held by its clients. Of the shares shown, Wellington has shared voting power over 2,091,630 shares and shared dispositive power over 2,635,200 shares.

(3) Information is as of December 31, 2002, and is based on the Schedule 13G dated February 13, 2003, which was filed by Heartland Advisors, Inc. ("Heartland") and William J. Nasgovitz ("Nasgovitz"). Their address is 789 North Water Street, Milwaukee, Wisconsin 53202. Heartland is a registered investment advisor and the shares shown are held for its investment advisory clients. Nasgovitz is President and principal shareholder of Heartland. Of the shares shown, (a) Heartland has sole voting power over 364,200 shares and sole dispositive power over 1,195,500 shares and (b) Nasgovitz has sole voting power over 700,000 shares.

(4)    Information is as of December 31, 2002, and is based on the Schedule
       13G dated February 14, 2003, which was filed by FMR Corp. The address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. FMR Corp. only has sole dispositive power with respect to the shares shown. Edward
       C. Johnson, 3d, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., also each has sole dispositive power with respect to the shares shown. The shares shown represent shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to various investment companies. Fidelity has the same address as FMR Corp.

(5) Represents (a) 428,155 shares held in a corporation controlled by Mr. Curran, (b) 150,000 shares subject to stock options which are currently exercisable at an average exercise price of $9.08 per share, and (c) 3,975 shares held in the Willbros Employees' 401(k) Investment Plan (the "401(k) Plan") for the account of Mr. Curran.

(6) Includes 145,000 shares subject to stock options which are currently exercisable at an average exercise price of $9.99 per share.

(7) Includes (a) 67,490 shares held in a trust, of which Mr. Beasley's wife is trustee, and (b) 134,000 shares subject to stock options which are currently exercisable at an average exercise price of $10.46 per share. Mr. Beasley disclaims beneficial ownership over the shares held by his wife.

(8) Includes (a) 125,000 shares subject to stock options which are currently exercisable at an average exercise price of $7.30 per share, and (b) 4,269 shares held in the 401(k) Plan for the account of Mr. Allcorn.

(9) Includes (a) 83,400 shares subject to stock options which are currently exercisable at an average exercise price of $11.66 per share, and (b) 1,865 shares held in the 401(k) Plan for the account of Mr. Williams.

(10) Includes 29,808 shares subject to stock options which are currently exercisable at an average exercise price of $12.19 per share.

(11) Includes 19,000 shares subject to stock options which are currently exercisable at an average exercise price of $11.17 per share.

(12) Includes 15,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2003, at an average exercise price of $9.02 per share.

(13) Includes 19,000 shares subject to stock options which are currently exercisable at an average exercise price of $11.17 per share.

(14) Represents 15,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2003, at an average exercise price of $9.02 per share.

(15) Represents 10,000 shares subject to stock options which are currently exercisable at an average exercise price of $13.85 per share. Does not include 1,012,353 shares held as of December 31, 2002, by The Mitchell Group, Inc., a registered investment advisor who holds these shares in investment advisory accounts managed by it for numerous clients. The Mitchell Group has full investment discretion with respect to such accounts. Mr. Mitchell is a director and executive officer of the Mitchell Group. Mr. Mitchell disclaims beneficial ownership of these shares.

(16)   Represents (a) 1,000 shares held by the James and Sarah Taylor Trust, and
       (b) 8,000 shares subject to stock options which are currently exercisable at an average exercise price of $6.94 per share.

(17) For specific information regarding each of the listed individuals, see footnotes (5) through (16) above.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table sets forth certain information with respect to the compensation of each person who served as the Company's Chief Executive Officer during fiscal 2002 and each of the Company's four most highly compensated executive officers other than the Chief Executive Officer, based on salary and bonus earned during fiscal 2002, for services in all capacities to the Company and its subsidiaries during each of the Company's last three fiscal years.

                                                                                       LONG-TERM COMPENSATION
                                                                               ------------------------------------
                                            ANNUAL COMPENSATION                         AWARDS              PAYOUTS
                               ---------------------------------------------   ------------------------    --------
                                                                                             SECURITIES
                                                                               RESTRICTED    UNDERLYING    LONG-TERM
                                                                OTHER ANNUAL      STOCK       OPTIONS/     INCENTIVE    ALL OTHER
          NAME AND                       SALARY      BONUS      COMPENSATION    AWARD(S)        SARS        PAYOUTS    COMPENSATION
     PRINCIPAL POSITION        YEAR       ($)         ($)(1)       ($)(2)         ($)          (#)(3)         ($)          ($)
 --------------------------    ----    ---------   -----------  ------------   -----------  ------------  ------------ ------------
Larry J. Bump................  2002     177,083       500,000       -0-            -0-               -0-      -0-        547,222(4)
   Chairman and former         2001     310,000       500,000       -0-            -0-           100,000      -0-          9,043
   Chief Executive Officer     2000     319,333           -0-       -0-            -0-           100,000      -0-         87,619

Michael F. Curran............  2002     408,333       860,000       -0-            -0-               -0-      -0-          8,992(4)
   President and               2001     305,000       500,000       -0-            -0-           100,000      -0-          4,765
   Chief Executive Officer     2000     257,008           -0-       -0-            -0-           100,000      -0-            -0-

John K. Allcorn..............  2002     275,000       315,000       -0-            -0-            15,625      -0-         12,955(4)
   Executive Vice President    2001     240,000       260,000       -0-            -0-            50,000      -0-          7,570
                               2000     146,667           -0-       -0-            -0-           100,000      -0-            304

James K. Tillery.............  2002     250,008       240,000       -0-            -0-            15,625      -0-         68,928(4)
   Senior Vice President of    2001     192,666       211,000       -0-            -0-            38,000      -0-         16,832
   Willbros International,
   Inc.......................  2000     191,667        15,000       -0-            -0-               -0-      -0-            -0-

Warren L. Williams...........  2002     213,542       270,000       -0-            -0-            15,625      -0-         12,687(4)
    Senior Vice President and  2001     189,129       180,000       -0-            -0-            70,000      -0-         11,748
    Chief Financial Officer    2000      82,500           -0-       -0-            -0-            30,000      -0-            -0-

James R. Beasley.............  2002     204,167       180,000       -0-            -0-               -0-      -0-         10,542(4)
   President of Willbros       2001     172,812       150,000       -0-            -0-            32,000      -0-         10,334
   Engineers, Inc.             2000     152,500        75,000       -0-            -0-               -0-      -0-          9,213

--------------------
(1)   Consists of compensation paid as discretionary bonuses.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(3)   Consists solely of options to acquire shares of Common Stock.

(4) Consists of Company contributions to the Company's (a) 401(k) Plan in the amount of $11,000 for Mr. Bump, $8,992 for Mr. Curran, $10,885 for Mr. Allcorn, $7,500 for Mr. Tillery, $9,187 for Mr. Williams, and $7,175 for Mr. Beasley, and (b) Executive Life Plan in the amount of $2,070 for Mr. Allcorn, $469 for Mr. Tillery, $3,500 for Mr. Williams, and $3,367 for Mr. Beasley. Mr. Bump's amount also consists of (a) payments made under a Separation Agreement in conjunction with his retirement from the Company in the amount of $500,000, and (b) payment for accrued vacation time in the amount of $36,222. See "Employment Agreements, Termination of Employment and Change in Control Arrangements." Mr. Tillery's amount also consists of payment for accrued vacation time in the amount of $60,959 as a result of a subsidiary transfer of his employment within the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information with respect to options granted to the named executive officers of the Company during fiscal 2002. The Company has never granted any stock appreciation rights.

                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------------

                           NUMBER OF    % OF TOTAL
                          SECURITIES       OPTIONS/                                    POTENTIAL REALIZABLE VALUE
                          UNDERLYING          SARS                  MARKET                AT ASSUMED ANNUAL RATES
                            OPTIONS/    GRANTED TO                   PRICE            OF STOCK PRICE APPRECIATION
                                SARS     EMPLOYEES  EXERCISE OR    ON DATE                     FOR OPTION TERM(3)
                             GRANTED     IN FISCAL   BASE PRICE   OF GRANT  EXPIRATION  -----------------------
         NAME                 (#)(1)        YEAR        ($/SH)     ($/SH)         DATE     5%($)       10%($)
---------------------         ------        ----     ----------   --------  ----------  ---------     -------
Larry J. Bump...............     -0-          -0-       -0-          -0-        -0-         -0-        -0-

Michael F. Curran...........     -0-          -0-       -0-          -0-        -0-         -0-        -0-

John K. Allcorn............. 15,625(2)       8.1       14.86        14.86    3/1/02         -0-(2)     -0-(2)

James K. Tillery............ 15,625(2)       8.1       14.86        14.86    3/1/02         -0-(2)     -0-(2)

Warren L. Williams.......... 15,625(2)       8.1       14.86        14.86    3/1/02         -0-(2)     -0-(2)

James R. Beasley............     -0-          -0-       -0-          -0-        -0-         -0-        -0-

---------------
(1)   Consists solely of options to acquire shares of Common Stock.

(2) The options were granted for a term of one day and were exercisable in full on the date of grant. The option exercise price was payable in cash or in cash and/or a promissory note.

(3) Potential realizable value illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of the underlying shares appreciates in value from the date of grant to the end of the option term at rates of 5% and 10%, respectively, compounded annually.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
  AND FY-END OPTION/SAR VALUES

      The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 2002, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.

                                SHARES                                                    VALUE OF UNEXERCISED
                               ACQUIRED                   NUMBER OF SECURITIES                IN-THE-MONEY
                                  ON        VALUE        UNDERLYING UNEXERCISED          OPTIONS/SARS AT FY-END
                               EXERCISE    REALIZED    OPTIONS/SARS AT FY-END(#)               ($)(1)(2)
                               --------    --------    --------------------------    ---------------------------
          NAME                    (#)       ($)(1)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------     -----------  ---------  -----------    -------------   -----------   -------------
Larry J. Bump...............     40,000     158,000         145,000           -0-        95,400             -0-
Michael F. Curran...........      -0-         -0-           133,500        66,500       173,870          35,630
John K. Allcorn.............     15,625       -0-           125,000        25,000       284,000             -0-
James K. Tillery............     66,817     504,086          29,808        19,000        15,900             -0-
Warren L. Williams..........     18,475      29,754          63,400        33,750        38,710          14,775
James R. Beasley............      -0-         -0-           134,000        16,000        71,350             -0-

------------------

(1) Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.

(2) The closing price for the Common Stock on the New York Stock Exchange on December 31, 2002, the last trading day of the fiscal year, was $8.22.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT
  AND CHANGE IN CONTROL ARRANGEMENTS

      None of the named executive officers of the Company have an employment agreement with the Company.

      In October 1998, the Compensation Committee approved and recommended, and the Board of Directors adopted, the Willbros Group, Inc. Severance Plan (the "Severance Plan"), effective January 1, 1999. The Board of Directors adopted the Severance Plan in lieu of entering into new employment agreements with the executive officers at that time. Each of the named executive officers of the Company is a participant in the Severance Plan. The Severance Plan, which will remain in effect until December 31, 2004, provides that a participant whose employment is terminated other than for cause or who resigns due to a material reduction of compensation or other benefits when a change in control of the Company is imminent or within three years after a change in control of the Company has occurred, shall be entitled to a severance payment equal to three times his average annual compensation for the past five years (pro-rated to reflect assumed retirement at age 65 if the participant is age 62 or older at the time of termination). The Severance Plan also provides that a participant who voluntarily terminates his employment for reasons other than a material reduction of compensation or other benefits within one year after a change in control of the Company has occurred shall be entitled to a severance payment equal to two times his average annual compensation for the past five years (pro-rated to reflect assumed retirement at age 65 if the participant is age 63 or older at the time of termination). Finally, the Severance Plan provides that a participant whose employment is terminated other than for cause prior to a change in control of the Company shall be entitled to a severance payment equal to 100% of his base salary then in effect. A participant who receives a severance payment under the Severance Plan will be subject to either a one year or two year competition restriction depending on the basis for the termination. All taxes on severance payments made under the Severance Plan are the participant's responsibility. Mr. Bump did not receive any severance payment under the Severance Plan as a result of his retirement from the Company.

      On May 30, 2002, Willbros USA, Inc. ("Willbros USA") entered into a Separation Agreement with Larry J. Bump under which Mr. Bump retired from employment with Willbros USA and all affiliated companies effective May 30, 2002. Pursuant to such Separation Agreement, Willbros USA made a lump sum payment to Mr. Bump in the amount of $536,222. He also received a cash incentive bonus for 2002 in the amount of $500,000. In conjunction with his retirement, Mr. Bump entered into a Consulting Agreement with the Company effective June 1, 2002. Pursuant to the Consulting Agreement, he serves as a consultant to the Company until the later of December 31, 2004, or the date he ceases to serve as Chairman of the Board of Directors of the Company. He receives a fee of $10,000 per month during the term of the Consulting Agreement.

      All outstanding awards under the Company's 1996 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a change in control of the Company, as defined in such Plan.

REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Compensation Committee") administers the compensation program for executive officers of the Company. The Compensation Committee is currently composed of three independent non-employee directors. The duties of this committee include reviewing and evaluating the Company's executive compensation program to assess its effectiveness in attracting, motivating and retaining highly skilled executive officers. The Compensation Committee also administers the Company's 1996 Stock Plan and has access to outside compensation consulting firms and compensation information.

         Compensation Philosophy

         The objectives of the Company's executive compensation program include:

         o Providing a total executive compensation plan that is performance-driven and rewards business success based on an executive's individual performance;

         o Aligning the financial interests of the executive officers with the performance of the Company;

         o Emphasizing equity-based compensation for Company executives to reinforce management's focus on stockholder value; and

         o Attracting, motivating, and retaining executive officers to achieve the Company's business objectives.

         The Compensation Committee adheres to an executive compensation philosophy that supports the Company's business strategies. Compensation decisions under the executive compensation program are made by the Compensation Committee and approved by the Board of Directors.

         Compensation Program

         Company executives participate in a comprehensive compensation program comprised of base salary, potential for annual discretionary incentive compensation awards, and long-term equity-based opportunities in the form of stock options.

         Base Salary. The level of base salary paid to executive officers is determined on the basis of performance, experience and such other factors as may be appropriately considered by the Compensation Committee. Each year the Compensation Committee reviews the base salaries of the executives and considers salary adjustments based on individual performance, overall financial results of the Company and cost-of-living indicators. As a result of that review, all of the executive officers received a salary increase in 2002, other than Mr. Bump who retired in May 2002. Mr. Curran received an additional salary increase in May 2002 when he was promoted to Chief Executive Officer. Some of the executive officers received raises in part because of their promotions. Mr. Allcorn was promoted to Executive Vice President, Mr. Tillery was promoted to Senior Vice President - Operations, Mr. Williams was promoted to Senior Vice President and

Mr. Beasley was promoted to Senior Vice President of Willbros USA, Inc. in addition to maintaining his responsibilities as President of Willbros Engineers, Inc.

         Annual Incentive Program. In 2002, the Company's executive officers were eligible for discretionary annual cash incentive awards based on performance guidelines tied to annual operating performance levels. Each executive officer is eligible to earn an individual award expressed as a percentage of base salary. Executive officer incentive award opportunities vary by level of responsibility. There is no minimum incentive award. The maximum percentage of base salary payable as an incentive award ranges from 100% to 300%, depending on the executive officer's position. The awards are based on the financial performance of the Company and individual performance. Several factors are considered in evaluating an executive's individual performance, which include achievement of business strategy, successful accomplishment of business goals and objectives, and contribution toward the Company's profitability. The executive officers were considered for and paid cash incentive bonus awards for 2002 based on individual contributions and performance in 2002 with respect to the overall performance and success of the Company.

         Long-Term Incentive Program. In 1996, the Board of Directors and the stockholders of the Company approved the 1996 Stock Plan ("Stock Plan"). The Stock Plan permits the Compensation Committee to grant various stock-based awards, including options, stock appreciation rights and restricted stock, to executive officers and key management employees of the Company based on competitive practices and the Company's overall performance. Stock options are designed to provide grantees with the opportunity to acquire a proprietary interest in the Company and to give such persons a stronger incentive to work for the continued success of the Company. An option award may be either an incentive stock option ("ISO") or a non-qualified stock option ("NSO"). The Compensation Committee takes into account management's recommendations regarding the number of shares or options to be awarded to specific employees. The executive officers, with the exception of Messrs. Bump, Curran and Beasley, were granted stock option awards in 2002.

         To date, the Compensation Committee has granted only ISO and NSO awards. Both ISO and NSO awards entitle the employee to purchase a specified number of shares of the Company's Common Stock at a specified price during a specified period. Both the ISO awards and the NSO awards have a 10-year term. Both types of awards are designed as an incentive for future performance by the creation of stockholder value over the long-term since the greatest benefit of the options is realized only if stock price appreciation occurs. The Company uses stock options as its sole long-term incentive device since stock options provide the cleanest tie between enhanced stockholder wealth and executive pay.

         Chief Executive Officer Compensation for 2002

         Mr. Bump served as Chief Executive Officer of the Company until his retirement from the Company on May 30, 2002. Mr. Curran was elected Chief Executive Officer effective on May 30, 2002. Messrs. Bump's and Curran's overall compensation is determined in the same manner as is the compensation for the other executive officers. Mr. Bump received a lump sum payment, including a cash incentive bonus for 2002, in connection with the Separation Agreement he entered into with the Company. Mr. Bump had provided exemplary services to the Company over the last 25 years. He did not receive a salary increase in 2002 because of his planned retirement from the Company. Mr. Curran was awarded a cash incentive bonus for 2002 based on his leadership and contributions to the success of the Company in 2002. In November 2001 and in May 2002, the Compensation Committee approved, and the Board of Directors ratified, salary increases for Mr. Curran. The primary reason for Mr. Curran's salary increase in May 2002 was his promotion to Chief Executive Officer. There were no awards granted under the Company's 1996 Stock Plan to Messrs. Bump or Curran during 2002.

         Policy Regarding Tax Deductibility of Executive Compensation

         Section 162(m) of the U.S. Internal Revenue Code places a $1 million per person limitation on the United States tax deduction a U.S. subsidiary employer of a publicly-held corporation may take for compensation paid to the Company's Chief Executive Officer and its four other highest paid executive officers, except compensation which constitutes performance-based compensation as defined by the U.S. Internal Revenue Code is not subject to the $1 million limit. The Compensation Committee generally intends to grant awards under the Company's 1996 Stock Plan consistent with the terms of Section 162(m) so that such awards will not be subject to the $1 million limit. While the Company intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in the future, it also intends to maintain the flexibility to take actions that it considers to be in the Company's best interests and to take into consideration factors other than deductibility. In doing so, the Compensation Committee may utilize alternatives such as deferring compensation to qualify compensation for deductibility and may rely on grandfathering provisions with respect to existing compensation commitments. If any executive officer compensation exceeds this limitation, it is expected that such cases will represent isolated, nonrecurring situations arising from special circumstances.

         The Compensation Committee and the Board of Directors believe that the executive compensation policies promote the interest of the stockholders and the Company effectively, and the various compensation opportunities afforded the executive officers are appropriately balanced to provide motivation for executives to contribute to the profitability and overall success of the Company.

                             COMPENSATION COMMITTEE

                         James B. Taylor, Jr. (Chairman)
                               Rodney B. Mitchell
                      Michael J. Pink (after May 30, 2002)
                      Guy E. Waldvogel (until May 30, 2002)
                      John H. Williams (until May 30, 2002)

         The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2002, the Compensation Committee was composed of James B. Taylor, Jr., Rodney B. Mitchell, Michael J. Pink (after May 30, 2002), Guy E. Waldvogel (until May 30, 2002), and John H. Williams (until May 30, 2002), all of whom are non-employee directors of the Company.


PERFORMANCE GRAPH

         The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing January 1, 1998, and ending on December 31, 2002, with the cumulative total return on the S&P 500 Index and the S&P 500 Construction & Engineering Index. The comparison assumes $100 was invested December 31, 1997, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                              [PERFORMANCE GRAPH]

                           TOTAL STOCKHOLDER RETURNS

-----------------------------------------------------------------------------------------------------------------
                                                                           INDEXED RETURNS
                                       Base                                  Years Ended
                                      Period       --------------------------------------------------------------
Company/Index                          Dec97        Dec98         Dec99         Dec00         Dec01         Dec02
-----------------------------------------------------------------------------------------------------------------
WILLBROS GROUP INC                      100         37.08         30.83         42.50        106.67         54.80
S&P 500 INDEX                           100        128.58        155.63        141.46        124.65         97.10
S&P 500 CONSTRUCTION & ENGINEERING      100         88.27         75.47         84.75         96.98         65.96
-----------------------------------------------------------------------------------------------------------------
Source: S&P Compustat Data Services

         The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          REPORT OF THE AUDIT COMMITTEE

         Securities and Exchange Commission rules require that a company's proxy statement contain a report of its audit committee. The Company's Audit Committee consists of four directors, all of whom are independent directors under current listing standards of the New York Stock Exchange. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process.

         The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year 2002 with management and with the Company's independent auditors. Specifically, the Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

         The Audit Committee has received the written disclosures and the letter from the Company's independent accountants, KPMG LLP, required by Independence Standards Board No. 1, Independence Discussions With Audit Committees. Additionally, the Audit Committee has discussed with KPMG the issue of its independence from the Company and has concluded that KPMG is independent.

         Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

                                                  THE AUDIT COMMITTEE

                                                  Peter A. Leidel (Chairman)
                                                  Rodney B. Mitchell
                                                  James B. Taylor, Jr.
                                                  Guy E. Waldvogel

         The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

         Except as set forth below, since January 1, 2002, (a) there has not been any transaction or series of similar transactions to which the Company was a party in which the amount involved exceeds $60,000 and in which any director, executive officer, holder of more than five percent of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had a direct or indirect material interest, and (b) none of the executive officers, directors or any member of their immediate family have been indebted to the Company in amounts in excess of $60,000.

         The Board of Directors has approved an Employee Stock Purchase Program (the "Program"). Under the Program, selected executives and officers of the Company are given the opportunity to borrow funds on an interest free basis for the purpose of exercising vested stock options granted to the executives under the Company's 1996 Stock Plan. All such loans will be full recourse and will be secured by Company stock. The maximum amount that can be loaned to individual executives under the Program is $250,000. Each loan will have a maximum term of five years and will not bear interest unless not repaid on the due date. The loan will become due 90 days after termination of employment or on the normal due date of the loan, whichever is first. Pursuant to the Program, in March 2002, certain executive officers of the Company became indebted to the Company in amounts in excess of $60,000 under various notes. The following table sets forth, as to the persons shown, the largest amounts of their indebtedness outstanding, the interest rates, the final maturity dates and the outstanding balances of such indebtedness as of March 1, 2003:

-------------------------------------------------------------------------------

                          LARGEST                     FINAL      OUTSTANDING
                         AMOUNT OF      INTEREST    MATURITY      BALANCE AT
NAME                   INDEBTEDNESS      RATE         DATE       MARCH 1, 2003
----                   ------------     --------    --------     -------------
John K. Allcorn          $232,188          0%      March 2007       $232,188

James K. Tillery         $249,995          0%      March 2007       $249,995

Warren L. Williams       $250,000          0%      March 2007       $250,000


         In accordance with the recently enacted Sarbanes-Oxley Act of 2002, the Company in the future will no longer make loans to executive officers of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 2002.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 2002, all Section 16(a) filing requirements applicable to its officers, directors and more than 10% stockholders were complied with.


                                  OTHER MATTERS

MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, Plaza 2000 Building, 50th Street, 8th Floor, Apartado 6307, Panama 5, Republic of Panama, on or before December 11, 2003, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting.

         If a stockholder, who intends to present a proposal at the Company's 2004 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company's proxy materials pursuant to Rule 14a-8, fails to provide the Company with notice of such proposal by February 24, 2004, then the persons named in the proxies solicited by the Company's Board of Directors for its 2004 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO: MICHAEL W. COLLIER, INVESTOR RELATIONS, C/O WILLBROS USA, INC., 4400 POST OAK PARKWAY, SUITE 1000, HOUSTON, TEXAS 77027.

                                            By Order of the Board of Directors,

                                            Dennis G. Berryhill
                                            Secretary
April 9, 2003
Panama City, Panama

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                              WILLBROS GROUP, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2003


         The undersigned hereby appoints L.W. Watson, III, Ernesto Duran and Francisco Arias G., and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Willbros Group, Inc. to be held on the 15th day of May, 2003, at 9:00 a.m., local time, at the Hotel Marriott Panama, Calle 52 y Ricardo Arias, Panama City, Panama, and at any and all adjournments thereof, on all matters coming before said meeting.


             PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
        AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           (CONTINUED ON OTHER SIDE)


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    Address Change/Comments (Mark the corresponding box on the reverse side)
-------------------------------------------------------------------------------

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
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN           Please
THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER.  IF           Mark Here    [ ]
NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR           for Address
PROPOSALS 1 AND 2.                                           Change or
                                                             Comments
                                                             SEE REVERSE SIDE




1.  Election of Directors     Nominees: 01 Peter A. Leidel and
                                        02 James B. Taylor, Jr.
                                           as Class I Directors

            FOR                    WITHHOLD
        all nominees               AUTHORITY
     listed to the right      to vote for all nominees
      (except as marked       listed to the right
       to the contrary)

             [ ]                       [ ]

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.

     ____________________________________________________

                                                                                        FOR        AGAINST        ABSTAIN
2.  Ratification of KPMG LLP as independent auditors of the Company for 2003.           [ ]          [ ]            [ ]


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.

                                                                                        Dated:_______________________, 2003


                                                                                        ___________________________________
                                                                                                    Signature


                                                                                        ___________________________________
                                                                                             Signature if held jointly

                                                                                        Please sign exactly as name appears herein,
                                                                                        date and return promptly.  When shares are
                                                                                        held by joint tenants, both must sign.
                                                                                        When signing as attorney, executor,
                                                                                        administrator, trustee or guardian, please
                                                                                        give full title as such.  If a corporation,
                                                                                        please sign in full corporate name by duly
                                                                                        authorized officer and give title of
                                                                                        officer. If a partnership, please sign in
                                                                                        partnership name by authorized person and
                                                                                        give title or capacity of person signing.

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